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  CUSIP NO. 784028 10 2             13G                   Page 16 of 17 Pages
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                           EXHIBIT A TO SCHEDULE 13G

                      Agreement Relating to the Filing of
                   Joint Statements Pursuant to Rule 13d-1(f)
                   ------------------------------------------

          Pursuant to Rule 13d-1(f)(1)(iii) of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13G to which this Exhibit is attached is filed on their behalf in the capacities set out herein below.

Dated:  February 3, 1998

CODE, HENNESSY & SIMMONS
LIMITED PARTNERSHIP

By:  CHS MANAGEMENT LIMITED
     PARTNERSHIP, its general
     partner

By:   /s/ ANDREW W. CODE
     ----------------------------
     Andrew W. Code
Its: General Partner

CHS MANAGEMENT LIMITED
PARTNERSHIP

By:   /s/ ANDREW W. CODE
     ------------------------
     Andrew W. Code
Its: General Partner


  /s/ ANDREW W. CODE
 -------------------------
Andrew W. Code

  /s/ DANIEL J. HENNESSY
 -------------------------
Daniel J. Hennessy

  /s/ BRIAN P. SIMMONS
 -------------------------
Brian P. Simmons